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                                                               Exhibit 10(ii)(g)


                                 AMENDMENTS TO
                          J. C. PENNEY COMPANY, INC.
                        SUPPLEMENTAL RETIREMENT PROGRAM


     RESOLVED that pursuant to Paragraph (2) (Amendment and Termination) of
Article VIII (Miscellaneous) of the Supplemental Retirement Program for Management Profit-Sharing Associates of J. C. Penney Company, Inc. ("Program"), the Program shall be amended effective January 13, 1999 to add a new Paragraph
(11) to Article VIII to read as follows:

     (11) Change of Control: Solely for the purposes of this Paragraph (11), the
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term Eligible Management Associate shall include all active associates who upon their retirement would qualify as an Eligible Management Associate as of the date of a "Change of Control" (as hereinafter defined).

     Upon a Change of Control, assets of the Company in an amount sufficient to pay benefits that have accrued under the Plan up to that date shall immediately be transferred to a grantor trust to be established by the Company for the purpose of paying benefits hereunder. Each Eligible Management Associate's vested benefits shall thereafter be paid to him from such trust in accordance with the terms of the Plan; provided that at the time of such Change of Control, the Eligible Management Associate may take an irrevocable election to have his Plan benefits paid in a single-sum immediately upon the later of (i) the date of the Change of Control, or (ii) the Eligible Management Associate's retirement date; in which event his benefits shall be reduced by 10% as a penalty for early payment. The amount transferred to the grantor trust shall include the amount necessary to pay benefits for Eligible Management Associates who have not yet retired, determined as if they retired on the date of the Change of Control. On each anniversary date of the date of a Change of Control, the Company shall transfer to the grantor trust an amount necessary to pay all benefits that have accrued under the Plan during the preceding twelve months.

     For purposes of this Paragraph (11), a Change of Control shall be deemed to have occurred if:

     (1) at any time during any 24-month period, at least a majority of the Board of Directors of the Company does not consist of Continuing Directors (meaning directors of the Company at the beginning of such 24-month period and directors who subsequently became such, and whose election, or nomination for election, by the Company's stockholders, was approved by a majority of the then Continuing Directors); or

     (2) at any time during any 12-month period, the Company's directors in office at the beginning of such 12-month period cease to constitute at least a majority of the Board of Directors (disregarding any vacancy occurring during such period by reason of

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death or disability, but deeming any individual whose election, or nomination for election, by the Company's stockholders, to fill such vacancy was approved by a majority of the directors in office immediately prior to such vacancy, to have been in office at the beginning of such 12-month period); or

     (3) any person or "group" (as determined for purposes of Rule 13D-G under the Securities Exchange Act of 1934, as amended, or any successor regulation), except any majority-owned subsidiary or any Company employee benefit plan or any trust or investment manager thereunder, shall have acquired "beneficial ownership" (as determined for purposes of Rule 13D-G under the Securities Exchange Act of 1934, as amended, or any successor regulation) of shares of Company common stock having 20% or more of the voting power of all outstanding shares of Company capital stock, unless such acquisition is approved in advance by a majority of the Board of Directors in office immediately preceding such acquisition; or

     (4) a merger or consolidation occurs to which the Company is a party, whether or not the Company is the surviving corporation, in which outstanding shares of Company common stock are converted into shares of stock or securities of another company, partnership, or other entity (other than a conversion into shares of voting common stock of the successor corporation or a holding company or entity thereof) or other securities (of either the Company or another company) or cash or other property (excluding payments made solely for fractional shares); or,

     (5)  the sale of all, or substantially all, of the Company's assets occurs.

     RESOLVED that the Human Resources Committee be, and hereby is, authorized in the name and on behalf of the Company, to adopt, execute, and deliver, or cause to be adopted, executed, and delivered any amendments to the Plan and Program, and any instruments and documents as may be necessary to effectuate the purposes and intent of the foregoing resolutions and each of them; and

     RESOLVED that the officers of the Company and its counsel be, and they hereby are, authorized to take all such further actions, and to effectuate and deliver all such further instruments and documents in the name and on behalf of the Company, and under its corporate seal or otherwise, and to pay all such expenses as shall in their judgment be necessary, proper, or advisable in order fully to carry out the intent and effectuate the purposes and intent of the foregoing resolutions and each of them.

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